Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

H.E.L.P. IS ON THE WAY FOR PATIENTS WITH HEPATIC ENCEPHALOPATHY (HE)

SALIX PHARMACEUTICALS ANNOUNCES LAUNCH OF PATIENT AND

PROVIDER ASSISTANCE PROGRAM TO COINCIDE WITH XIFAXAN550 AVAILABILITY

MORRISVILLE, NC, April 27, 2010 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced plans for the Hepatic Encephalopathy Living Program (H.E.L.P.) (www.HELPenroll.com). H.E.L.P. is a first-of-its-kind patient and health care provider support program for the management of hepatic encephalopathy (HE) and will launch on May 24, 2010. The program will provide patients with HE educational materials, co-pay assistance, treatment adherence support and a 24-hour toll-free hotline.

“HE patients are faced with complex treatment regimens and unpredictable episodes that can diminish quality of life,” said Susan Robinson, Vice President, Programs, American Liver Foundation. “Putting support programs such as H.E.L.P. in place will give these patients access to valuable resources when they have questions or need support during even the most difficult times.”

HE is a serious disorder caused by chronic liver failure that results in neurologic impairments in cognition, mental status and motor function. HE frequently occurs in patients with cirrhosis as a result of end-stage liver disease and encompasses a wide spectrum of often reversible neuropsychiatric abnormalities, including disruption in sleep patterns, changes in personality and intellectual capacity, and coma. There are reported to be approximately 200,000 patients in the United States who suffer from episodic overt HE.i,ii,iii

“There is an urgent need for healthcare providers, patients and their families to understand the threat posed by HE and to seek information about how to recognize its symptoms and obtain treatment,” said Arun Sanyal, MD, Chairman, Division of Gastroenterology, Hepatology and Nutrition, Virginia Commonwealth University Medical Center. “Programs like H.E.L.P. may increase compliance with treatment, thereby improving outcomes for patients with HE.”

H.E.L.P. will formally launch May 24, 2010, coinciding with the availability of Xifaxan550 for the reduction in risk of overt HE recurrence in patients 18 years of age or older in U.S. pharmacies.

H.E.L.P. enrollment cards will be featured at the Salix Pharmaceuticals booth (#635) during Digestive Disease Week (DDW), May 1-6, 2010, in New Orleans. Physicians will be able to pre-enroll in the program, gaining access to the materials and resources provided by H.E.L.P. For more information on the H.E.L.P. program, please visit www.HELPenroll.com or call 1-866-XIFAXAN (934-2926).

The U.S. Food and Drug Administration (FDA) approved XIFAXAN® (rifaximin) 550 mg tablets for the reduction in risk of overt HE recurrence in patients 18 years of age or older on March 24, 2010. Xifaxan550 will be available for physicians and patients in the U.S. on May 24, 2010. For more information on Xifaxan550, please visit www.Xifaxan550.com.

XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN (rifaximin) 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN (rifaximin) for HE, 91% of the patients were using lactulose concomitantly. XIFAXAN (rifaximin) has not been studied in patients with MELD scores > 25, and only 8.6% of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN (rifaximin) to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN (rifaximin) is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN (rifaximin). Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN (rifaximin), and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued. The most common adverse reactions occurring in >8% of patients in the clinical study were edema peripheral (15%), nausea (14%), dizziness (13%), fatigue (12%), ascites (11%), muscle spasms (9%), pruritus (9%), and abdominal pain (9%).

About XIFAXAN® (rifaximin)

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both gram-positive and gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the United States under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli.

XIFAXAN (rifaximin) should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN (rifaximin) should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN (rifaximin) was generally well-tolerated. The most common side effects (vs. placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About Hepatic Encephalopathy

Hepatic encephalopathy (HE) is a disorder caused by chronic liver failure resulting in cognitive, psychiatric and motor impairments. The condition encompasses a wide spectrum of often reversible neuropsychiatric abnormalities caused by the inability of the liver to remove toxic products in the gut from most notably ammonia-producing bacteria. When toxins reach the central nervous system, this condition can result in symptoms ranging in severity from mild cerebral function deficits to coma. The disorder is characterized by disruption in sleep patterns, changes in personality and intellectual capacity, high blood ammonia levels, altered neuromuscular activity and electroencephalogram (EEG) abnormalities.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLVTM ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV ODT, on Salix products, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information, or contact the Company at 919-862-1000.

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.

[i]	Dufour. In: Everhart, ed. Digestive Diseases in the United States: Epidemiology and Impact. 1994: 613-646. NIH publication No. 94-1447.
ii	Guevara et al. Am J Gastroenterol. 2009;104:1382-1389.
iii	eMedicine Health. Cirrhosis. Available at http://www.emedicinehealth.com/cirrhosis/article_em.htm. Accessed: March 22, 2010.